UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2008

VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

11455 El Camino Real, Suite 460, San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)
800-228-4728
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01.	Entry into a Material Definitive Agreement.
     On May 14, 2008, Volcano Corporation, a Delaware corporation (“Volcano”), entered into an Agreement and Plan of Merger (“Merger Agreement”), which is filed hereto as Exhibit 2.1, with Novelis Inc., a privately-held Delaware corporation (“Novelis”), Lava Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of Volcano (“Lava”), and Paul Magnin, whereby Lava will merge with and into Novelis, with Novelis continuing as the surviving corporation and a wholly-owned subsidiary of Volcano (the “Merger”).
     Under the terms of the Merger Agreement, Volcano will acquire all of the outstanding equity interests in Novelis for merger consideration totaling approximately $12 million at closing, payable in cash, plus an additional payment of $3 million in cash in the event a certain milestone set forth in the Merger Agreement is achieved. Pursuant to the Merger Agreement, Volcano will use commercially reasonable efforts to cause the milestone to occur. However, if Volcano reasonably determines that a technical failure or commercial failure has occurred with respect to all or a part of its Preview™ single forward-looking IVUS catheter and system, Volcano may, at its sole discretion, terminate all or part of its Preview™ program.
     At the closing of the Merger, $1.8 million of the aggregate merger consideration payable at closing will be contributed to an escrow fund which will be available for 12 months to indemnify Volcano and related indemnitees for certain matters, including breaches of representations and warranties and covenants included in the Merger Agreement. The escrow fund is subject to a $50,000 threshold in the case of breaches of representations and warranties. In addition, Volcano has the right to withhold and deduct up to $450,000 for any indemnification claims from the milestone payment otherwise payable by Volcano.
     The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is filed hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the press release announcing the transaction is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On May 15, 2008, the Company completed the acquisition of Novelis pursuant to the Merger Agreement (see description in Item 1.01 above).
Forward-Looking Statements
     This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report regarding the proposed acquisition of Novelis and Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the milestone that must be attained for milestone consideration to become payable and whether it will actually occur, and Volcano’s ability to satisfy any indemnification claims it may have out of the escrow or as a set-off to the milestone payment. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in

Volcano’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

3

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of May 14, 2008, by and among Volcano Corporation, Lava Merger, Inc., Novelis Inc. and Paul Magnin.

99.1	Press Release issued by Volcano on May 19, 2008.

4

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcano Corporation
Dated: May 19, 2008	By:	/s/ John T. Dahldorf
John T. Dahldorf
Chief Financial Officer

5

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of May 14, 2008, by and among Volcano Corporation, Lava Merger, Inc., Novelis Inc. and Paul Magnin.

99.1	Press Release issued by Volcano on May 19, 2008.